U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 17, 2009

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Commission File No. 0-25474
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MEDCOM USA, INCORPORATED
(Exact name of small business issuer as specified in its charter)

Delaware	65-0287558
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

PO Box 90358
Henderson, NV  89009
(Address of principal executive offices)

(877) 763-3729
(Issuer’s telephone number)

7975 N. Hayden Rd., D333, Scottsdale, AZ  85253
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2009, the Board of Directors accepted the resignation of both David Breslow and Mark Goldfinger. There were no disagreements with David Breslow or Mark Goldfinger on any matter of accounting principles or practices, financial   statement disclosure or auditing   scope or procedure.

The Board of Directors named Robert Kite as the Chairman of the Board leaving two current members of the Board of Directors.

Effective February 19, 2009, the Company appointed Pamela Thompson as the company’s Chief Financial Officer, Secretary, and Treasurer.  Ms. Thompson’s appointment is a result of the company’s removal of William P. Williams on January 23, 2009.

Ms. Thompson holds a Bachelor of Science from Minnesota State University - Moorhead in Accountancy and holds her licenses as a Certified Public Accountant in the State of Arizona.  She is a member of the Arizona Society of Certified Public Accountants and American Institute of Certified Public Accountants, and is the founder and principle Executive Officer of Pamela J. Thompson CPA, P.C.  She is also a member of the Arizona Society of Certified Public Accountants, and Multiple Joys, Inc.

Pamela Thompson has been an independent CPA since 1993. Prior to 1993, Ms. Thompson practiced public accounting for the international firm of Arthur Andersen and Pannell Kerr Forester, and a regional firm Eide, Bailey and Company.  Ms. Thompson has been featured in Wall Street Journal,  Arizona Republic, New Jersey Star, Arizona Women’s Success Magazine, National Basketball Players Association Magazine, Behind the Bench: National Basketball Wives Association Magazine.

In connection with this appointment the Company entered into a three-year employment agreement with Ms. Thompson. The agreement provides for a base salary of $150,000 with bonus features she will participate in the Company’s health, disability and dental benefits, insurance programs, pension and retirement plans, and all other employee benefit and compensation arrangements available to other senior officers of the Company.  Ms. Thompson also received 1,000,000 shares of common stock of the Company for being a Whistle Blower.  The Company will also reimburse Ms. Thompson for all business expenses incurred by her in connection with her employment with the Company.  The agreement also provides certain severance provisions in the event Ms. Thompson’s employment is terminated as a result of her death, disability, or for Cause (as defined in the agreement).

In addition to the above, in connection with the appointment of Michael De La Garza the Chief Executive Officer and President the Company entered into a three-year employment agreement with Mr. De La Garza. The agreement provides for a base salary of $250,000 with bonus features he will participate in the Company’s health, disability and dental benefits, insurance programs, pension and retirement plans, and all other employee benefit and compensation arrangements available to other senior officers of the Company.  Mr. De La Garza also received 1,000,000 shares of common stock of the Company for being a Whistle Blower.  The Company will also reimburse Mr. De La Garza for all business expenses incurred by him in connection with his employment with the Company.  The agreement also provides certain severance provisions in the event Mr. De La Garza’s employment is terminated as a result of his death, disability, or for Cause (as defined in the agreement).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
None

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedCom USA Incorporated

Date: February 20, 2009	By:	/s/ Michael De La Garza
Michael De La Garza President Chief Executive Officer (Principle Executive Officer)

MedCom USA Incorporated

Date: February 20, 2009	By:	/s/ Pamela Thompson
Pamela Thompson Chief Financial Officer (Principle Financial Officer)